Imprimis Pharmaceuticals Announces First Quarter 2017 Financial Results

San Diego, CA – May 10, 2017 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), an ophthalmology-focused pharmaceutical company, today reported financial results for the first quarter 2017.

Key First Quarter 2017 Revenue Highlights and Recent Developments

●	Total revenue was $6.1 million in the first quarter of 2017, up 39% compared to revenue of $4.4 million reported for the same quarter a year ago.

●	Ophthalmology-related sales were $3.7 million in the first quarter, representing a 105% growth rate compared to $1.8 million reported for the same quarter of the prior year.

●	March total sales were the highest monthly revenues recorded in the company’s history and represented a significant increase over previous months.

Mark L. Baum, CEO of Imprimis, stated, “We are pleased with our progress in the first quarter 2017. The impact of our investment in our FDA-registered outsourcing facility has begun to bear fruit and our record March sales were primarily a result of five key ophthalmic formulations coming online during the last three weeks of the month. Without the requirement of a patient-specific prescription, we are now seeing more high volume ordering from existing customers and new customers. Our product development, manufacturing and quality teams are working diligently to qualify new products for production from our new 503B facility.”

Mr. Baum, concluded, “Our recent agreements with SightLife Surgical and Precision Lens provide both organizations to deploy dedicated sales teams to exclusively sell our ophthalmic offerings, significantly expanding our sales and marketing activities. These relationships more than double the size of our existing sales team and they will be key partners as we roll-out our formidable array of offerings to compete in two new large U.S. ophthalmic markets – glaucoma and dry eye. We have built a valuable ophthalmic platform with numerous innovative assets. I am confident we have positioned Imprimis for many years of growth – and of course profitability. The market is beginning to realize the value we have created and recognize our potential for long-term growth, but I believe we remain at the beginning stages of realizing the potential of our unique business model and the value we bring to the customers we serve. Profitability is within our grasp and will represent a significant milestone in the coming quarters. Our customers have always been at the forefront of everything we do at Imprimis and our commitment to them will be unwavering as we continue to grow in the years ahead.”

Recent Commercialization and Corporate Developments

●	Signed exclusive sales agreement with Precision Lens to sell Imprimis’ entire compounded ophthalmic portfolio into 13 states in the Midwestern U.S. Precision Lens currently sells more than 60% of the intraocular lens (IOLs) for cataract surgery in its markets and will help expand Imprimis’ ophthalmic sales presence in their select markets.

●	Launched new patent-pending Simple Drops™ preservative-free compounded glaucoma drops at the American Society of Cataract and Refractive Surgery (ASCRS) 2017 held in Los Angeles May 5-9, 2017. In-booth presentations took place throughout the meeting, where attendees learned about the benefits of Imprimis’ new Simple Drops™ glaucoma program and other innovative ophthalmic compounded formulations.

●	Entered into exclusive sales agreement with SightLife Surgical, a subsidiary of SightLife, the world’s leading eye bank, and commenced the national roll-out of our Serum Tears™ autologous serum eye drops program (ASEDs) for patients who do not respond to traditional dry eye treatments. Serum Tears™ formulations will be available in all 50 states in varying ranges of saline dilution combinations.

●	Licensed the worldwide rights to Klarity, a patented ophthalmic topical solution and gel technology for patients with moderate to severe dry eye disease. The Klarity technology is preservative-free and can be formulated to any viscosity, ranging from a topical drop or gel to a dispersive viscosurgical device.

●	Imprimis’ core ophthalmic offerings, Dropless Therapy® injectable and LessDrops® combination topical formulations, continue to capture market share from large competitor companies. There are an estimated 1,650 prescribers and over 750,000 units of Dropless and LessDrops compounded medications that have been dispensed since the initial launch in April 2014.

●	Strengthened intellectual property portfolio in ophthalmology and other technologies. Imprimis now owns 27 key domestic patents or patent applications, and additional international patents and applications. Over 150 U.S. and international trademarks have been issued or pending supportive of the company’s commercial sales and marketing activities.

ImprimisRx Pharmacy Operations

●	In February 2017, began shipments of core sterile ophthalmic formulations from the company’s new 503B outsourcing facility in compliance with cGMP requirements for outsourcing facilities. Without the requirement of a patient-specific prescription, the company is seeing more high volume ordering from existing customers and new customers. The average order amount from our outsourcing facility is now $1,210 per order, up from $1,000 per order reported previously. Customers can register for an ImprimisRx 503B account to purchase Dropless and LessDrops combination formulations available in 20-unit boxes without the need for patient-specific prescriptions at http://www.imprimisrx.com/503b-prereg/.

●	Hired David Moufarrege as Vice President of Technology and promoted Clayton Edwards, formerly Imprimis’ Vice President of Pharmacy Operations, to Chief Operating Officer.

Financial Summary

●	Loss from operations of $4.2 million and net loss of $5.0 million in first quarter of 2017, compared to loss from operations of $3.8 million and net loss of $4.5 million reported for the same quarter the prior year.

●	Gross margin reported in the first quarter 2017 was 45%, which was connected to costs incurred in transitioning to cGMP processes. Imprimis expects gross margins to increase during 2017 as a result of increased production, labor and ordering efficiencies and increased sales revenues from Imprimis’ new glaucoma and dry eye disease programs.

●	Completed a registered direct placement offering in March with two accredited investors for gross proceeds of $3.1 million.

Selected highlights regarding operating results for the three months ended March 31, 2017 and for the same period in 2016 are as follows (in thousands, except per share data):

	For the three months ended March 31, 2017	For the three months ended March 31, 2016
Total Revenues	$6,097	$4,381
Cost of Sales	3,357	2,249
Gross Profit	2,740	2,132
Selling & Marketing Expenses	2,440	1,900
General & Administrative Expenses	4,371	3,940
Research & Development Expenses	160	46
Total Other Expense and Taxes, net	775	742
Net Loss	$(5,006)	$(4,496)
Net Loss per Common Share	$(0.26)	$(0.43)

Adjusted EBITDA

In addition to the company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, other non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of adjusted EBITDA, a non-GAAP measure to the most comparable GAAP measure, net loss, for the three months ended March 31, 2017 (in thousands):

For the three months ended March 31, 2017
Net Loss	$(5,006)
Stock-based compensation	950
Interest expense, net	788
Taxes	(28)
Depreciation	345
Amortization of intangible assets	90
Other expenses, net(1)	15
Adjusted EBITDA	$(2,846)

(1)	Represents the loss on the sale of ImprimisRx TX assets.

Conference Call and Webcast

The company’s management team will host a conference call and audio-only webcast today at 4:15 p.m. EDT (1:15 p.m. PDT) to discuss the financial results and recent business developments. To participate in the call, please dial (877)-407-8035 for domestic callers or (201)-689-8035 for international callers. To listen to the webcast, please click here or visit the investor relations section of the Imprimis website at www.ImprimisRx.com. A replay of the call will be available until June 10, 2017. To access the replay, dial (877)-481-4010 domestically or (919)-882-2331 internationally and reference Replay ID: 10341.

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to producing and dispensing high quality innovative medications in all 50 states. The company’s unique business model increases patient access and affordability to many critical medicines. Headquartered in San Diego, California, Imprimis owns and operates three production and dispensing facilities located in California, New Jersey and Pennsylvania. For more information about Imprimis, please visit the corporate website at www.ImprimisRx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws.

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Source: Imprimis Pharmaceuticals, Inc.

Investor Contact

Bonnie Ortega

bortega@imprimispharma.com

858-704-4587